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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of The May Department Stores Company on Form S-4 of our report dated March 19, 2004, relating to the consolidated financial statements of The May Department Stores Company and subsidiaries as of and for the years ended January 31, 2004 and February 1, 2003 (which expresses an unqualified opinion and includes explanatory paragraphs relating to (1) the adoption of a new accounting principle and (2) the application of procedures relating to certain other disclosures and reclassifications of financial statement amounts related to the 2001 consolidated financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such disclosures and reclassifications), appearing in the Annual Report on Form 10-K of The May Department Stores Company for the year ended January 31, 2004 and to the reference to us as "Experts" in the prospectus, which is part of this Registration Statement.



/s/Deloitte & Touche LLP

St. Louis, Missouri
October 28, 2004